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                                  EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

                     CONCERNING THE FINANCIAL STATEMENTS OF

                           FIRST STERLING BANKS, INC.


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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm that under the caption "Experts" and to the use of our report dated May 24, 2000 (except Note 21, as to which the date is September 26, 2000), with respect to the financial statements of First Sterling Banks, Inc. included in the Registration Statement (Form S-4 No.333-00000) and related Prospectus of First Sterling Banks, Inc. for the registration of 1,238,400 shares of its common stock.

Atlanta, Georgia
November 24, 2000


                                       /s/ Ernst & Young LLP